Exhibit 10.2

EXECUTION VERSION

LIMITED WAIVER AGREEMENT

THIS LIMITED WAIVER AGREEMENT, dated as of August 15, 2024 (this “Agreement”), is among Audacy Receivables, LLC, a Delaware limited liability company (the “Seller”), Audacy Operations, Inc., a Delaware corporation (the “Servicer”), Audacy, Inc., a Pennsylvania corporation (the “Performance Guarantor”), DZ BANK AG Deutsche Zentral-Genossenschaftsbank, Frankfurt am Main, as Agent (in such capacity, the “Agent”), and Autobahn Funding Company LLC, as the sole Investor on the date hereof.

RECITALS

WHEREAS, reference is made to that certain Amended and Restated Receivables Purchase Agreement, dated as of January 9, 2024 (as amended, restated, amended and restated, supplemented and/or otherwise modified from time to time prior to the date hereof, the “Existing Receivables Purchase Agreement” and as further amended by this Agreement and Amendment No. 1 (as defined below), the “Receivable Purchase Agreement”), among the Seller, the Servicer, the Investor and the Agent;

WHEREAS, concurrently herewith, the parties to the Existing Receivables Purchase Agreement are entering into that certain Amendment No. 1 to Amended and Restated Receivables Purchase Agreement (“Amendment No. 1”), which amends the Existing Receivables Purchase Agreement;

WHEREAS, concurrently herewith, Audacy Capital Corp., a Delaware corporation, the DIP Collateral Agent, the “Guarantors” (under and as defined in the DIP Credit Agreement), certain “Lenders” constituting “Required Lenders” (in each case, under and as defined in the DIP Credit Agreement) are entering into that certain Forbearance Agreement (the “DIP Forbearance Agreement”), dated as of the date hereof, pursuant to which such “Required Lenders” and the DIP Collateral Agent are forbearing from exercising their rights and remedies under the DIP Credit Agreement with respect to the “Specified Defaults” as such term is defined in the DIP Forbearance Agreement (such “Specified Defaults,” the “DIP Specified Defaults”);

WHEREAS, the occurrence of such DIP Specified Defaults constitutes continuing Events of Default under Section 9.01(t) and Section 9.01(hh)(iii) of the Receivable Purchase Agreement (such Events of Default, the “Specified Defaults”).

WHEREAS, pursuant to the terms of the Receivable Purchase Agreement, upon the occurrence of the Specified Default, the Agent may, subject to the applicable terms and conditions (if any) of the Final Order, exercise any and all rights and remedies under the Transaction Documents, including, without limitation: (a) declaring the Termination Date to have occurred, (b) declaring the Facility Maturity Date to have occurred, (c) declaring the Aggregate Capital and all other Seller Obligations to be immediately due and payable, (d) applying the Default Funding Rate, (e) exercising the rights and remedies specified in Section 8.04 of the Receivables Purchase Agreement and (f) exercising all other rights and remedies provided after default under the Transaction Document, the UCC and other Applicable Law (collectively, all such rights and remedies, the “Rights and Remedies”); and

WHEREAS, the Seller, the Servicer and the Performance Guarantor have requested that the Agent and the Investors grant a limited waiver of the Specified Defaults and agree not to exercise (or, in the case of the Majority Investors, directing the Agent to exercise) any of the Rights and Remedies with respect to each Specified Default, and subject to the terms and conditions set forth in this Agreement, the Agent and the Investors are willing to do so.

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

SECTION 1 Definitions. Capitalized terms used in this Agreement but not otherwise defined herein shall have the same meanings given to them in the Receivables Purchase Agreement. For purposes of this Agreement, each term defined herein by reference to the DIP Forbearance Agreement shall have the meaning assigned thereto in the DIP Forbearance Agreement as in effect on the date hereof without giving effect to any subsequent amendment or waiver of the DIP Forbearance Agreement.

SECTION 2 Limited Waiver.

2.1 In consideration of the Seller’s, Servicer’s and Performance Guarantor’s agreements to timely and strictly comply with the terms of this Agreement, and in reliance upon the representations, warranties, agreements and covenants of the Seller, Servicer and Performance Guarantor set forth herein, subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, from the Limited Waiver Agreement Effective Date (as defined below) until the Termination Date (as defined below), each of the Agent and the Investors, severally and not jointly, hereby (i) waives the occurrence of each Specified Default and (ii) agrees not to exercise (and, in the case of the Investors, directing the Agent to exercise) any of the Rights and Remedies under the Transaction Documents or Applicable Law solely with respect to the Specified Defaults, in each case, on the terms and subject to the conditions set forth herein (such waiver and agreement not to exercise Rights and Remedies, the “Limited Waiver”).

2.2 The Limited Waiver shall commence on the Limited Waiver Agreement Effective Date and continue until the earlier of (a) 5:00 P.M. (New York City time) on September 30, 2024 (or such later date as may be agreed to in writing (email to be sufficient) by the Agent (acting at the direction of the Majority Investors)), and (b) the date on which any Event of Termination (as defined below) shall have occurred (the earlier of (a) and (b), the “Termination Date” and the period commencing on the Limited Waiver Agreement Effective Date and ending on the Termination Date, the “Limited Waiver Period”). From and after the Termination Date, (i) the Limited Waiver shall immediately and automatically terminate and have no further force or effect, (ii) each Specified Default shall immediately constitute a continuing Event of Default for all purposes of the Receivables Purchase Agreement and the other Transaction Document, and (iii) each of the Investors and the Agent shall be released from any and all obligations and agreements under this Agreement and shall be entitled to exercise any of the Rights and Remedies as if this Agreement had never existed, in each case, without any further notice to the Seller, the Servicer, the Performance Guarantor or any other Audacy Party, passage of time or forbearance of any kind, and all of the Rights and Remedies under the Transaction Documents and at law and in equity shall be available without restriction or modification, as if the Limited Waiver had not occurred. The Seller, the Servicer and the Performance Guarantor agree that the Agent and the Investors shall have no obligation to extend the Limited Waiver Period. This Agreement and the Limited Waiver contemplated by this Section 2 shall not be construed as establishing a custom or a course of dealing or conduct among the Agent, the Investors and the Audacy Parties.

2.3 Notwithstanding anything in this Agreement or elsewhere to the contrary, the agreement to forbear in Section 2.1 above relates only to the Specified Defaults, and shall not in any way prohibit, limit, restrict or otherwise impact any rights the Agent or any Investor may have to exercise any rights or remedies, or take any enforcement actions, as against any Audacy Party, any Support Assets or otherwise, as a result of any Event of Default occurring prior to, on or after the date hereof that is not the Specified Defaults.

2.4 During the Limited Waiver Period, in accordance with the proviso of the defined term “Yield Rate”, the Investors agree to not select the Default Funding Rate as a result of the Specified Defaults (such amounts, the “Accrued Default Yield”). So long as the Termination Date has not occurred prior to the Final Payout Date, all Accrued Default Yield will be waived by the Investors; provided, however, if the Termination Date occurs prior to the Final Payout Date, then all Accrued Default Yield will be immediately due and payable without any further notice or action by the Agent or any Investor.

SECTION 3 Events of Termination. The Limited Waiver Period shall automatically terminate if any of the following events shall occur (each, an “Event of Termination”):

(a) the failure of any Audacy Party to comply with any term, condition or covenant set forth in this Agreement;

(b) other than the Specified Defaults, there occurs any Event of Default under the Receivables Purchase Agreement;

(c) the failure of any representation or warranty made by any Audacy Party under this Agreement to be true and correct in all material respects as of the date when made (or if qualified by materiality or Material Adverse Effect, in all respects), except to the extent such representation or warranty expressly relates to an earlier date, in which case it will be true and correct in all material respects as of such earlier date;

(d) (i) any Audacy Party repudiates or asserts a defense to any obligation or liability under the Receivables Purchase Agreement, this Agreement or any of the other Transaction Documents, or (ii) the initiation of any action, suit or proceeding, at law or in equity, by any Audacy Party, or any Subsidiary of any Audacy Party, against the Agent or any Investor; or

(e) any termination of the “Forbearance Period” under and as defined in the DIP Forbearance Agreement.

If any Event of Termination occurs, the Seller, the Servicer and the Performance Guarantor shall promptly (and in any event within one (1) Business Day) deliver notice thereof to the Agent, which notice shall describe the events or circumstances giving rise to such Event of Termination in reasonable detail.

SECTION 4. Representations and Warranties; No Event of Default. Each of the Seller, the Servicer and the Performance Guarantor hereby represents and warrants to each of the Agent and the Investors that, as of the Limited Waiver Agreement Effective Date, after giving effect to this Agreement and Amendment No. 1:

(a) this Agreement has been duly authorized, executed and delivered by such Audacy Party and constitutes the legal, valid and binding obligation of such Audacy Party enforceable against such Audacy Party in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(b) except for the Specified Defaults, both immediately before and after giving effect to this Agreement, no Unmatured Event of Default or Event of Default will have occurred and be continuing; and

(c) the representations and warranties of each Audacy Party contained in any Transaction Document to which such Audacy Party is a party are true and correct in all material respects on and as of such date (except, to the extent that such representations and warranties specifically refer to an earlier date, they are true and correct as of such earlier date); provided, that, to the extent that such representations and warranties are qualified by materiality, material adverse effect or similar language, they are true and correct in all respects.

SECTION 5 Conditions to Effectiveness of this Agreement. Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of the Agent and Investors hereunder, it is understood and agreed that this Agreement shall become effective, and the Seller, the Servicer and the Performance Guarantor shall have rights under this Agreement, upon the satisfaction of the following conditions (the “Limited Waiver Agreement Effective Date”):

(a) receipt by the Agent of the fully executed counterparts of this Agreement from the Agent, the Investor, the Seller, the Servicer and the Performance Guarantor;

(b) receipt by the Agent of the fully executed counterparts of the Amendment No. 1 from the parties thereto;

(c) the approval of this Agreement and the DIP Forbearance Agreement by the Bankruptcy Court; and

(d) as of the Limited Waiver Agreement Effective Date, the representations and warranties set forth herein shall be true and correct in all respects.

SECTION 6 Continuing Effectiveness, Etc. Except as expressly set forth herein, this Agreement (i) shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Investors or the Agent under the Receivables Purchase Agreement or any other Transaction Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Receivables Purchase Agreement or any other Transaction Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the Transaction Documents and all of the Support Assets described therein do and shall continue to secure the payment of all Seller Obligations under the Transaction Documents, in each case, as amended by this Agreement. Each of the Seller, the Servicer and the Performance Guarantor hereby consents to this Agreement and confirms that all of its obligations under the Transaction Documents to which it is a party shall continue to apply. The parties hereto acknowledge and agree that any amendment of the Receivables Purchase Agreement pursuant to this Agreement shall not constitute a novation of the Receivables Purchase Agreement and the other Transaction Documents as in effect prior to the Limited Waiver Agreement Effective Date. It is expressly stated that the parties are not entering into a mutual disregard of the terms and provisions of the Receivables Purchase Agreement or any other Transaction Document. This Agreement shall constitute a Transaction Document for all purposes of the Receivables Purchase Agreement and the other Transaction Documents.

SECTION 7 Conduct of Investors; Release of Claims. Each of the Seller, the Servicer and the Performance Guarantor and its respective Affiliates, successors, assigns and legal representatives (collectively, the “Releasors”), acknowledge and agree that, to their knowledge and through the date hereof, each Secured Party has acted in good faith and has conducted itself in a commercially reasonable manner in its relationships with the Releasors in connection with this Agreement and in connection with the Seller Obligations, the Receivables Purchase Agreement and the other Transaction Documents, and the obligations and liabilities of the Releasors existing thereunder or arising in connection therewith, and the Releasors hereby waive and release any claims to the contrary. The Releasors hereby release, acquit, and forever discharge each Secured Party and its Affiliates (including, without limitation, its parent and its subsidiaries) and their respective officers, directors, employees, agents, attorneys, advisors, successors and assigns, both present and former (collectively, the “Secured Party Affiliates”) from any and all manner of losses, costs, defenses, damages, liabilities, deficiencies, actions, causes of action, suits, debts, controversies, damages, judgments, executions, claims, demands and expenses whatsoever, asserted or unasserted, known or unknown, foreseen or unforeseen, in contract, tort, law or equity (generically, “Claims”), that any Releasor has or may have against any Secured Party and/or any Secured Party Affiliate by reason of any action, failure to act, event, statement, accusation, assertion, matter or thing whatsoever arising from or based on facts occurring prior to the effectiveness of this Agreement that arises out of or is connected to the Transaction Documents or the Seller Obligations; provided that, the foregoing shall not apply to any Claim resulting from the gross negligence, bad faith or willful misconduct of any of the Secured Parties or the Secured Party Affiliates. Each of the Releasors hereby unconditionally and irrevocably agrees that it will not sue any Secured Party or any Secured Party Affiliate on the basis of any Claim released, remised and discharged by such Releasor pursuant to this paragraph. If any Releasor or any of their respective successors, assigns or other legal representatives violates the foregoing covenant, each Releasor, for itself and its successors, assigns and legal representatives, agrees to pay, in addition to such other damages as any Secured Party or any Secured Party Affiliate may sustain as a result of such violation, all reasonable and documented attorneys’ fees and costs incurred by any Secured Party or any Secured Party Affiliate as a result of such violation.

SECTION 8 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed signature page of this Agreement by facsimile transmission, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of an original executed counterpart hereof. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or any Transaction Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

SECTION 9 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns in accordance with Section 12.03 of the Receivables Purchase Agreement.

SECTION 10 Incorporation of Loan Agreement Provisions. The provisions of Sections 12.07, 12.10 and 12.11 of the Receivables Purchase Agreement are incorporated by reference as if fully set forth herein, mutatis mutandis.

SECTION 11 No Other Waivers. Except as expressly provided herein, any waiver hereby granted by the Agent or the Investors does not (a) constitute a waiver or modification of any other terms or provisions set forth in the Receivables Purchase Agreement or any other Transaction Document and, except as expressly provided herein, shall not impair any right that the Agent or any Investor may now or hereafter have under or in connection with the Receivables Purchase Agreement or any other Transaction Document, and (b) impair the Agent’s or any Investor’s right to insist upon strict compliance with the Receivables Purchase Agreement or any other Transaction Document.

SECTION 12 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

AUDACY RECEIVABLES, LLC

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to Limited Waiver Agreement DZ/Audacy]

AUDACY OPERATIONS, INC., a debtor and debtor-in -possession under chapter 11 of the Bankruptcy Code

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

AUDACY, INC., a debtor and debtor-in -possession under chapter 11 of the Bankruptcy Code

By:	/s/ Andrew P. Sutor, IV
Name: Andrew P. Sutor, IV
Title: Executive Vice President

[Signature Page to Limited Waiver Agreement DZ/Audacy]

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN,
as the Agent

By:	/s/ Nellie Flek
Name: Nellie Flek
Title: Vice President

By:	/s/ Jin Ahn
Name: Jin Ahn
Title: Senior Associate

AUTOBAHN FUNDING COMPANY LLC,
as Investor

By:	/s/ Nellie Flek
Name: Nellie Flek
Title: Vice President

By:	/s/ Jin Ahn
Name: Jin Ahn
Title: Senior Associate

[Signature Page to Limited Waiver Agreement DZ/Audacy]